INTERNATIONAL

                           TELECOMMUNICATIONS

                                 SERVICE

                                  BETWEEN


                             MATAV Rt - HUNGARY
                                     AND

                         NORDISKA TELE8 AB - SWEDEN


                                                                     DRAFT 2.0
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                             CONTAINS





INTERNATIONAL TELECOMMUNICATIONS SERVICE AGREEMENT

ANNEX A            INTERNATIONAL PUBLIC SWITCHED TELEPHONE SERVICE

ANNEX B            PROPORTIONATE RETURNS (PR) PRINCIPLES
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               INTERNATIONAL TELECOMMUNICATIONS SERVICE AGREEMENT


An Agreement etered into by and between the NORDISKA TELE8 AB and the MATV Rt. (Hungarian Telecommunications Company Limited) in the field of telecommunications (hereinafter, contracting Parties)

The contracting Parties acknowledging the outstanding role of modern telecommunications in the promotion of comprehension among people and economic development;

taking into consideration that the Parties are directly interested in the application and development of new technologies in telecommunications, in improving the quality of services, as well as in getting mutually acquainted with the experiences obtained in this field, guided by wish to improve the relationship between the two countries by improving the cooperation between two Parties in the field of telecommunications make the following Service Agreement in the common interest

The aim of this Service Agreement is to establish the basic for a cooperation in the field of telecommunications between the contracting Parties in order to ensure the improvement and development of new technologies, services and facilities.

The activity of cooperation is based on the principle of equality and it must be favorable for both contracting Parties.

1. The telecommunications services to be established and provided hereunder shall be agreed between the parties from time to time and the details thereof shall be set out in annexes which shall be attached to the Agreement.

2. This Agreement shall come into force on the date of signature hereunder and shall continue thereafter unless and until terminated by not less than 12 months prior notice.

3. The telecommunications services covered by this Agreement shall be provided by direct circuits between Sweden and Hungary and/or switched circuits via other countries, or a combination of direct and switched circuits via other countries as the contracting Parties may from time to time agree.

     Each party shall be responsible for the provision, payment and maintenance of the telecommunications facilities located within its operating area necessary to provide service between Sweden and Hungary.

      Each party shall be responsible for the establishment and payment of one half of the international telecommunications facilities necessary to provide said services between Sweden and Hungary.
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     Each party shall notify the other party as soon as possible of any facility failure which will arise, or will be likely to arise, from a cause within its area of operation and which is expected to result in a protracted interruption of any or all of the telecommunications services hereunder described.

4. The technical standards and methods of operation to be applied and used by the parties in the provision of telecommunications services hereunder shall be agreed by the parties from time to time. However, unless the parties agree otherwise, the parties shall apply technical standards which conform to the relevant Recommendations of the ITU-T.

     For operational purposes, technical and operating personnel will use English as the working language.

5. Neither party shall be liable to the other for any loss or damage whether direct or indirect, sustained by reasons of any failure in the services provided under this Agreement, whatsoever shall be the cause of such failure, and however long such failure shall last.

6. All undertakings and obligations assumed hereunder by either party are subject to the issuance and continuance of all necessary governmental licenses, consents, permits, registrations and approvals.

7. All notices under this Agreement shall be made in writing and all notices shall be directed as follows:

     NORDISKA TELE8 AB              MATAV Rt
     Box 88                         Partner Providers Business Unit
     20120 MALNO                    Budapest
     SWEDEN                         P.O.B. 110
     Fax:  +46 40 6200089           H-1550
                                    Hungary
                                    Fax:  +36 1 458 0022

8. This Agreement represents the entire understanding between the parties in relation to the subject matter hereof and supersedes all other agreements and representations made by either party, whether oral or written and this Agreement may only be modified if such modification is in writing and signed by a duly authorized representative of each party hereto.

9. No waiver by either party of any provision of this Agreement shall be binding unless expressly confirmed in writing. Further any such waiver shall relate only to such particular matter, non-compliance or breach as it expressly relates to and shall not apply to any subsequent or other matter, non-compliance or breach.

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10.     Notwithstanding any other provision of this Agreement, if a party fails to pay a net balance due in accordance with the terms of this Agreement, or is otherwise in material breach of this Agreement, and such default continues for a period of at least sixty (60) days, the non-breaching party may, at its option and after providing thirty (30) days written notice to the defaulting party,

     (a) restrict, suspend or terminate its own participation in the services covered hereby, and the non-breaching party shall be released from its obligations under this agreement until any balance due is paid or until such other material breach is remedied,

     (b) handle only calls that are billed to its own customers, retain all the revenues, and continue such practice until payment of any outstanding balance due has been made or other material breach has been remedied, or

     (c) terminate this Agreement without surrendering any right to compensation.

11. Neither party shall transfer or assign its rights or obligations under this Agreement without the prior written consent of the other party, provided however that either party may assign its rights and obligations under this Agreement to its subsidiaries, to its parent Company or subsidiaries of the parent with prior notification to the other party. No such assignment shall relieve the assigning party of its obligations hereunder.

12. Any dispute, controversy or claim which may arise out of or in connection with this Agreement shall be settled amicably by the Parties, but failing any results after a 3-month period, shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said rules. The place of proceedings shall be in Brussels and the proceeding shall be conducted in the English language. The award shall be final and binding upon the Parties.

13. No failure or omission by either party to carry out or observe any of the terms and conditions of this Agreement shall give rise to any claim against the party in question of be deemed a break of this Agreement if such failure or omission arises from any cause reasonably beyond the control of the party seeking to rely upon such failure or omission.

14. Any of the information contained in this Agreement and the Annexes or arising hereunder, and which is not in the public domain, shall be treated as strictly confidential and shall not be disclosed to third parties unless otherwise agreed, save that such information shall be disclosed if required by law or any competent regulatory authority.

The provisions of this paragraph shall remain in effect for a period of five
(5) years following the termination of this Agreement unless otherwise agreed in writing by the parties hereto.
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Signature


Signed for and on behalf of      Signed for and on behalf of
NORDISKA TELE8 AB                MATAV Rt



----------------------           --------------------  ----------------------
                                 Erika Mesterhazy      Tibor Miesinai
                                 Executive Director    Deputy Director
                                     Partner Providers Business Unit


Date:                            Date:                  Date:







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                                   ANNEX  A



            INTERNATIONAL PUBLIC SWITCHED TELEPHONE SERVICE operated by MATAV Rt and NORDISKA TELE8 AB between Hungary and Sweden


This Annex is attached to and incorporated into the International
Telecommunications Services Agreement of even date made between MATAV Rt and NORDISKA TELE8 AB


1.    The Type of telephone service between Sweden and Hungary are as follows:

             International Direct Dialing

These types of services may be amended from time to time subject to mutual agreement of the Parties.

2. The Collection Charges applicable to this service shall be a national matter to be determined by each party. Each party shall, subject to applicable national law, establish the charges to be collected from its customers.

3. The Accounting Rates shall by mutual agreement establish and revise to be applied between the contracting Parties taking into account relevant ITU-T. Recommendations and could be agreed from time to time.

The Monetary Unit of Account will be the Special Drawing Right (SDR) between the contracting Parties.

4.     The Currency of Settlement by the creditor is USDLRS.

5. The Establishment of Account and Settlement of Balance of Account are as follows:

Each party will provided to the other party a monthly statement of traffic accounts as promptly as possible after the calendar month to which the account relates but in not event later than the end of the third calendar month following the month to which the account relate.

A quarterly settlement statement showing the balances of the monthly accounts for the period to which it relates shall be prepared as quickly as soon as possible by the creditor party and sent in duplicate to the debtor party which, after verification, shall return one of the copies endorsed with its acceptance.
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Payment shall be effected as soon as possible but in no case later than two calendar months after the day on which the settlement is despatched by the creditor party. Beyond this period, the creditor party may, subject to prior notification in the form of a final demand for payment, and unless otherwise agreed, charge interest at a rate up to 6% per annum, calculated from the day following the date of expire of the said period.

6. The conversion of the SDR balance into currencies of payment shall be in line with the International Telecommunications Regulations, Geneva 1989.

7. No credit allowance shall be made in the monthly traffic accounts for uncollected amounts. Each party shall be responsible for its own uncollected amounts. The accounting procedures for adjustments and refunds shall be in line with ITU-T. Recommendation D.171.

Settlement procedures shall be in accordance with the International Telecommunications Regulations (WATTC-88) and appropriate ITU-T
Recommendations. In no event will either party be obligated to settle with the other party for minutes a party did not actually terminate.

8. This Annex shall come into force on the date of signature hereof and shall continue until terminated by not less than 12 months prior notice given by either party to the other.

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                                                              ANNEX  B











                       PROPORTIONATE RETURNS (PR) PRINCIPLES



                                     BETWEEN


                               MATAV Rt - HUNGARY


                                      AND
                        NORDISKA TELE8 AB - SWEDEN
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1.     Principles

     1.1 The fundamental principles governing PR arrangements are that they should be easy to administer, equitable and applied without bias to either of the Swedish carriers.

     1.2 The Parties accept to restrain from launching into each other's operational area call-back or other services based on international accounting rate arbitration, like refile, virtual transit or similar services with different names whatsoever, unless otherwise agreed by the contracting Parties.

Any intentional misuse by one Party of the advantage of cooperation provided by the present Service Agreement can entail a deliberate retort by the other Party.

2.     Traffic Streams

     2.1 Swedish carrier market share should be based upon declared paid minutes sent from Sweden to Hungary by each carrier by direction of account.

     2.2. Included in the calculation should by only those traffic streams which are offered by both Swedish carriers (Appendix 1).

     2.3 Transit traffic, that is traffic originating in a third country and carried via Sweden or via Hungary is excluded from the calculation.

3.     Calculation of Market Shares

     3.1 Proportionate return traffic should be based on shares of call attempts. The calculation for the allocation of Sweden destined traffic is given in Appendix 2.

     3.2 The proportion of return traffic to be allocated to each Swedish carrier for a given return period should reflect actual market shares achieved during the relevant receive period. This should be calculated on the three monthly declared paid minute accounts for the previous received period made available to MATAV Rt by both Swedish carriers by a specified date. In the event of a delay, MATAV Rt may be advised of the provisional traffic account by telex or facsimile in order to calculate Swedish carriers' market share.

     3.3 The allocated market share for each Swedish carrier should be reviewed three monthly and adjusted accordingly. Both Swedish carriers should be notified of the proposed change to the proportion as soon as it has been calculated, including:
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     -    Respective carrier shares for the previous receive period calculated from declarations.

     - What each carrier actually received over the proceeding return period.

     - The percentage shares and bid facility setting for the next period, in steps of 1%.

     - The percentage of traffic adjustment, if any, which was being made to either carrier over the period to provide for imbalances.

     -    Achievement against any targeted payback of an agreed imbalance.

4.     Retrospective Adjustments

    4.1 MATAV Rt should arrange to compensate for any difference in excess of 1% between proposed percentage shares and actual returned shares if necessary, by retrospective adjustment of the proportion of return traffic in terms of the requirements of this agreement.

     4.2 Retrospective adjustments will be made where there is a network failure within the MATAV Rt network which effects one of Swedish carriers.

     4.3 Where MATAV Rt is prevented from sending traffic to a Swedish carrier due to a failure or congestion in the network of that carrier, the traffic should be sent to the other Swedish carrier, provided that sufficient capacity exists. In such circumstances the traffic diverted should be accounted for with the carrier that handled it. No retrospective adjustments will be made for this type of traffic.

5.     Network Arrangements

     5.1 The traffic streams to each Swedish carrier should normally be dimensioned to the ITU-T recommended 1% grade of service. In exceptional circumstances a Swedish carrier may need to relieve congestion by use of an agreed temporary alternative routing (TAR). In this eventuality, the traffic sent via an agreed TAR should be included in the calculation of market share.

     5.2 Allocation of traffic to a carrier will be achieved by the use of a proportionate bid facility (PBF). The PBF will be set quarterly according to Section 3.


6.     Commencement Date/Start-Up Minutes

     6.1     Proportionate returns became operational from January 1998.

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7.     Amendments to Document

     7.1 The principles herein refereed to together with Appendixes 1 to 3 thereto and any other provisions thereof may be altered or added to by agreement in writing signed by the duly authorized representatives of the parties and such supplementary agreement supersedes any and all previous agreements, either written or verbal, concerning the same subject matters.

8.     Annual Review of Operation

     8.1     Atfer each twelve month period of operation.   MATAV Rt will
produce a report of traffic flows for agreement with both Swedish carriers.
If acceptable, these reports will be signed to signify acceptance that the operation of proportionate returns has achieved a fair and equitable return to both Swedish carriers in the manner described in this document.

9.     Review of Principles

     9.1 These principles should be reviewed as necessary, at least annually or as agreed between the parties.

10.     Term and Termination

     10.1 These principles shall become effective on the 1 January 1998 and shall continue in effect for an initial term of one (1) year from that date and shall automatically be renewed for successive further terms of one
(1) year unless terminated by either party in accordance with the succeeding paragraphs.

     10.2 These principles may be terminated by either party at the end of the initial term or of any renewal term by giving at least six (6) months prior written notice to the other party.

     10.3 These principles shall terminate on the effective date of such termination notice. Any amounts due to either party hereunder, but not then determinable shall be paid by the debtor party to the creditor party within sixty (60) days of the effective date of the termination.

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11.     Notices

     11.1 For all purposes of this document the addresses of the parties shall be as follows, unless otherwise designated in writing by the parties:

     NORDISKA TELE8 AB              MATAV Rt
     Box 88                         Partner Providers Business Unit
     20120 MALNO                    Budapest
     SWEDEN                         P.O.B. 110
     Fax:  +46 40 6200089           H-1550
                                    Hungary
                                    Fax:  +36 1 458 0022
The parties hereto have caused this document to be executed by their respective authorized officials.

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Appendix 1


TRAFFIC STREAMS

Traffic streams to be included in this set of proportionate returns principles are:

     1.     IDD





Appendix 2





MARKET SHARE CALCULATION

The proposed calculation for the allocation of Swedish designated traffic is:

                         Rn    =  Xp         100 Yp

Where "Rn" is the proportion of Hungary originated traffic to be offered to a specific Swedish carrier in the next return period (ie. the setting for the PBF).

Where "Xp" is the volume of Hungary destined traffic (paid minutes) originated by a specific Swedish carrier in the previous receive period.

Where "Yp" is the volume of Hungary destined traffic (paid minutes) originated in Sweden during the previous receive period.

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Appendix 3



GLOSSARY


1.     Receive period

A three (3) month period used by MATAV Rt to assess Swedish carrier market share as specified in the Proportionate Return principles.

2.     Return period

A three month period during which the MATAV Rt network is arranged to return traffic in accordance with the proportions of market share.

A return period will start three months after the end of the relevant receive period, e.g.


                           MONTH
Month    1     2     3     4     5     6     7     8     9     10     11    12
Receive  A     A     A     B     B     B     C     C     C      D      D     D
Return   A     A     A     B     B     B
Month   13    14    15    16    17    18    19   20     21     22    23    24
Receive  E     E     E     F     F     F     G    G      G      H     H     H
Return   C     C     C     D     D     D     E     E      E      F    F     F

This will allow adequate time for the receipt of account declaration from the Swedish carriers and for any required modification to the network.